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                                  Exhibit (a)
                                  -----------

                            Joint Filing Agreement
                            ----------------------

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of NationsRent, Inc. This Joint Filing Agreement shall be filed as an Exhibit to the Schedule 13D.


     TAUNUS CORPORATION

     By: /s/ James T. Byrne, Jr.                            August 14, 2000
        ---------------------------

          Name: James T. Byrne, Jr.
               --------------------------
            Title: Secretary
                  -----------------------

     DB CAPITAL INVESTORS, L.P.
                                                            August 14, 2000

     By: DB CAPITAL PARTNERS, L.P., its General Partner

     By: DB CAPITAL PARTNERS, INC., its General Partner

     By: /s/ Jon E. Mattson
        -------------------

          Name: Jon E. Mattson
               --------------------------
            Title: Vice President
                  -----------------------

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     DB CAPITAL PARTNERS, INC.                               August 14, 2000

     By: /s/ Jon E. Mattson
        --------------------

          Name: Jon E. Mattson
               --------------------------

            Title: Vice President
                  -----------------------


     DB CAPITAL PARTNERS, L.P.                               August 14, 2000

     By: DB CAPITAL PARTNERS, INC., its General Partner

     By: /s/ Jon E. Mattson
        --------------------

          Name: Jon E. Mattson
               --------------------------

            Title: Vice President
                  -----------------------

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